Exhibit 99.1

Wheels Up appoints George N. Mattson as CEO

Leadership and financial stability to underpin a new era of operational excellence and customer experience, setting the standard for private aviation with a seamless connection to premium commercial travel

Wheels Up today announced George N. Mattson as its new Chief Executive Officer, as the company charts its future as a leader in private jet travel. Mattson brings 25 years of aviation experience to the role, as a strategic advisor, financier, business owner/operator and director.

“In 10 years, Wheels Up has grown from a startup into a global leader in private aviation, with a strong consumer brand and loyal member community,” Mattson said. “I look forward to leading the Wheels Up team, with the operational, commercial, strategic and financial support of Delta and our other new investors. Delivering best-in-class operating performance and exceptional customer experiences, consistently and profitably, will attract more members to our community as we begin the next chapter of the Wheels Up story.”

“George is an exceptional business leader whose background will be instrumental to the continued success of Wheels Up,” said Delta CEO Ed Bastian. “With new leadership in place, Wheels Up is well-positioned to drive strategic, operational and financial improvements for its customers and stakeholders in the months and years ahead.”

Mattson is a longstanding member of Delta’s Board of Directors. He previously served as a partner and co-head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from 2002 to 2012, during which time his responsibilities included oversight of the Transportation and Airline practices. Since 2014, he has been the lead investor and Chairman of Tropic Ocean Airways, the nation’s second-largest operator of seaplanes. Tropic Ocean Airways is a Wheels Up partner.

“I look forward to working with George as he brings his expertise and leadership to Wheels Up,” said Dan Janki, Wheels Up Chairman and Delta’s Chief Financial Officer. “I would also like to thank interim CEO Todd Smith for his leadership through this period of transition at Wheels Up. The changes made during his tenure are expected to stabilize the business and will help drive future profitability and an elevated experience for our members. Todd will continue his work as Wheels Up CFO.”

Mattson will be based in Atlanta, home to the recently opened Wheels Up state-of-the-art Member Operations Center, which centralizes all of the company’s operational functions. Mattson’s first official day is expected to be in early October.

“Our alignment with Delta provides an incredible opportunity for the first time in aviation history to create seamless experiences between the separate ecosystems of private and commercial travel,” Mattson said. “I’m thrilled to be working with our world class team and our great partners to realize this tremendous potential in the years to come.”

"I am very enthusiastic about the future of Wheels Up. George is an exceptional choice to lead the company through this important time.  He will serve customers, employees, and stakeholders consistent with the elevated experiences that have always defined Wheels Up,” said Kenny Dichter, Founder. “The entire Wheels Up community has my unwavering support on the journey ahead.”

Wheels Up previously announced a non-binding agreement in principle for an up to $500 million facility, which is expected to include funds contributed by Delta Air Lines, CK Opportunities Fund I, LP, which is co-managed by affiliates of Certares Management LLC and Knighthead Capital Management LLC, and certain other lenders. The transaction is subject to completing definitive documentation, as well as customary closing conditions and other approvals.

Wheels Up, which offers membership-based and on-demand private jet services, is a meaningful part of Delta’s broad portfolio of premium partners. The relationship dates to 2020, when Delta Private Jets combined with Wheels Up. Delta provides Wheels Up members with an array of benefits, including access to Delta flights, the opportunity to earn Delta SkyMiles and the ability to earn toward Medallion Status through spend on Wheels Up flights.

Contacts:

Wheels Up:

Media Relations:

press@wheelsup.com

Investor Relations:

ir@wheelsup.com

Wheels Up Experience Inc. Cautionary Note Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”). These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of new strategic initiatives on Wheels Up’s business and results of operations, including the expected impacts from personnel changes and the ability of Wheels Up to execute and realize the anticipated benefits from, and the degree of market acceptance and adoption of, any new services or partnership experiences, including member program changes implemented in June 2023 and any future member program changes; (ii) Wheels Up’s ability to continue as a going concern absent receipt of the funding from the proposed transactions previously announced and described in this press release; (iii) the terms of, the ability to sign and close, and the impact of, any potential investments, financings (including the financing discussed in this press release), restructurings or other strategic transactions involving Wheels Up or its subsidiaries or affiliates, including the ability to realize anticipated benefits relating to any such transactions and any potential impacts on the trading prices and trading market for Wheels Up’s Class A common stock, par value $0.0001 per share; (iv) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business, results of operations, cash flows and liquidity, including the timing and magnitude of such expected reductions and any associated expenses in relation to liquidity levels and working capital needs; (v) Wheels Up’s ability to perform under its contractual obligations, including to its members and customers, and maintain or establish relationships with third-party vendors and suppliers; (vi) the competition in, size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; and (vii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. The words "anticipate," "believe," continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Wheels Up's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on March 31, 2023, Wheels Up’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023 filed with the SEC on August 14, 2023, and Wheels Up's other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Wheels Up does not intend to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.